Exhibit 4.4

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC

AMENDMENT NO. 6 TO NOTE AGREEMENTS

Dated as of February 27, 2006

        Re:    Note Agreements dated as of January 1, 1995

=============================================================================

Attachments to Amendment:

Annex A	—	Representations and Warranties
Exhibit A	—	Form of 2006 Note Agreements
Exhibit B	—	Form of Revised Intercreditor Agreement

CABELA’S INCORPORATED

AMENDMENT NO. 6 TO NOTE AGREEMENTS

Re:   Note Agreements dated as of January 1, 1995
and
$10,000,000 8.79% Senior Notes, Series A
Due January 1, 2007
and
$5,000,000 9.01% Senior Notes, Series B
Due January 1, 2007
and
$5,000,000 9.19% Senior Notes, Series C
Due January 1, 2010

To the Holders of the Notes named on Schedule I hereto	Dated as of February 27, 2006

Ladies and Gentlemen:

Reference is hereby made to the separate Note Agreements dated as of January 1, 1995 by and among Cabela’s Incorporated, a Delaware corporation (the “Company”), and each of you (as heretofore amended by Amendment No. 1 dated as of June 30, 1997, Amendment No. 2 dated as of September 1, 2000, Amendment No. 3 dated as of October 9, 2001, Amendment No. 4 dated as of September 5, 2002, Amendment No. 5 dated as of May 5, 2004 and various joiner agreements executed from time to time) (as so amended, the “Existing Note Agreements”) and as further amended by this Amendment No. 6, the “Note Agreements”) under and pursuant to which $10,000,000 aggregate principal amount of 8.79% Senior Notes, Series A due January 1, 2007 (the “Series A Notes”), $5,000,000 aggregate principal amount of 9.01% Senior Notes, Series B due January 1, 2007 (the “Series B Notes”) and $5,000,000 aggregate principal amount of 9.19% Senior Notes, Series C due January 1, 2010 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”) of the Company were issued. From time to time, certain other Subsidiaries of the Company, as set forth below, joined the Note Agreements and the Notes as Obligors. As of the date hereof, the following are Obligors under the Note Agreements: the Company, Cabela’s Catalog, Inc., a Nebraska corporation (“Catalog”), Cabela’s Retail, Inc., a Nebraska corporation (“Retail”), Cabela’s Outdoor Adventures, Inc., a Nebraska corporation (“Adventures”), Cabelas.com, Inc., a Nebraska corporation (“Cabelas.com”), Cabela’s Wholesale, Inc., a Nebraska corporation (“Wholesale”), Cabela’s Ventures, Inc., a Nebraska corporation (“Ventures”), Wild Wings, LLC, a Minnesota limited liability company (“Wild Wings”), Cabela’s Lodging, LLC, a Nebraska limited liability company (“Lodging”), Van Dyke Supply Company, Inc., a South Dakota corporation (“Van Dyke”), Cabela’s Marketing and Brand Management, Inc., a Nebraska

corporation (“Marketing”), Cabela’s Retail LA, LLC, a Nebraska limited liability company (“Retail LA”), Cabela’s Trophy Properties, LLC, a Nebraska limited liability company (“Trophy”), Original Creations, LLC, a Minnesota limited liability company (“Creations”), Cabela’s Retail TX, L.P., a Nebraska limited partnership (“Retail TX”), Cabela’s Retail GP, LLC, a Nebraska limited liability company (“Retail GP”), Legacy Trading Company, a South Dakota corporation (“Legacy”), CRLP, LLC, a Nebraska limited liability company (“CRLP”) and Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO,” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy and CRLP are, individually, referred to as an “Obligor,” and, collectively, as the “Obligors”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Note Agreements.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors request the amendment of a certain provision of the Existing Note Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Obligors of similar acceptances from the Holders of the Notes, this Amendment No. 6 shall constitute a contract between us amending the Existing Note Agreements, as of the Sixth Amendment Closing Date (hereinafter defined), but only in the respects hereinafter set forth:

SECTION 1.	AMENDMENTS TO EXISTING NOTE AGREEMENTS

    Section 1.1.    Amendments to Section 1.2. Section 1.2 is hereby restated in its entirety to read as follows:

“Section 1.2. Security for the Notes. Upon the Sixth Amendment Closing Date, the Second Amended and Restated Intercreditor Agreement dated as of September 6, 2005 by and among the holders of the Notes, the 2002 Noteholders, the Banks and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) will be revised and restated as the Third Amended and Restated Intercreditor Agreement dated as of February  27, 2006 (the “Revised Intercreditor Agreement”) by and among the holders of the Notes, the 2002 Noteholders, the 2006 Noteholders, the Banks and the Collateral Agent in the form attached to Amendment No. 6 as Exhibit A, with the Revised Intercreditor Agreement becoming effective upon the Sixth Amendment Closing Date.”

    Section 1.2.    Amendments to Section 5.7. Section 5.7(a)(2) is hereby restated in its entirety to read as follows:

“(2) the sum of (i) secured Consolidated Debt other than the Notes and the Bank Loans, plus (ii) unsecured Debt of all Restricted Subsidiaries (other than (x) Debt owed to the Company or to any Wholly-owned Restricted Subsidiary and (y) Debt with respect to the Notes, the Bank Loans, the 2002 Notes and the 2006 Notes, but only with respect to Restricted Subsidiaries which are Obligors under this Agreement) to exceed 25% of Total Capitalization.”

    Section 1.3.    Amendments to Section 5.12. Section 5.12 is hereby restated in its entirety to read as follows:

“Section 5.12. Guaranties and Restricted Subsidiary Obligors of Debt. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of the Agreements; provided, however, that (i) the Restricted Subsidiaries which are obligors of the Bank Loans on February 27, 2006 and under the 2002 Note Agreements on February 27, 2006 and under the 2006 Note Agreements on February 27, 2006, and which on the Sixth Amendment Closing Date are obligors of the Notes and the Agreements, shall be permitted to be such obligors as of the date they become such obligors and (ii) the Company which is a guarantor of the obligations of WFB under the WFB Loan Agreement pursuant to the Parent Guaranty, shall be permitted to be a guarantor as of the date it became such a guarantor.”

    Section 1.4.    Amendments to Section 5.16 (a) Section 5.16(a) shall be amended by adding the following at the end of Section 5.16(a):

“provided that if, as of the end of the fiscal period being reported upon, (A) the aggregate assets of the Company and its Restricted Subsidiaries (excluding the investment in, or assets or operations of, any Unrestricted Subsidiaries) constitute not less than 90% of consolidated assets of the Company and all Subsidiaries as of the end of the fiscal period being reported upon and (B) the gross revenues of the Company and its Restricted Subsidiaries (excluding revenues of any Unrestricted Subsidiaries except to the extent actually remitted to the Company or any Restricted Subsidiary) constitute at least 90% of consolidated gross revenues of the Company and its Subsidiaries for the 12 month period ending on the last day of the fiscal period being reported upon, delivery within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 5.16(a);”

(b)  Section 5.16(b) shall be amended by adding the following at the end of Section 5.16(b):

“provided that if, as of the end of the fiscal period being reported upon, (A) the aggregate assets of the Company and its Restricted Subsidiaries (excluding the investment in, or assets or operations of, any Unrestricted Subsidiaries) constitute not less than 90% of consolidated assets of the Company and all Subsidiaries as of the end of the fiscal period being reported upon and (B) the gross revenues of the Company and its Restricted Subsidiaries (excluding revenues of any Unrestricted Subsidiaries except to the extent actually remitted to the Company or any Restricted Subsidiary) constitute at least 90% of consolidated gross revenues of the Company and its Subsidiaries for the 12 month period ending on the last day of the fiscal period being reported upon, the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s report described in clause 5.16(b)(2) above, shall be deemed to satisfy the requirements of this Section 5.16(b);”

    Section 1.5.    Amendments to Section 5.18. Section 5.18 is hereby amended as follows:

    (a)    In Section 5.18(a), “or formation” shall be added after “acquisition”.

    (b)    Section 5.18(b) shall be amended by changing the reference “Obligator” to “Obligor” and by adding the following at the end of Section 5.18(b):

“For the avoidance of doubt, in any event, any Subsidiary whether now owned or hereafter formed or acquired which is a borrower or guarantor under the Bank Agreement, will be required to be an Obligor hereunder.”

    Section 1.6.    Amendments to Section 8.1. The following definitions are either added or otherwise restated:

“Amendment No. 6” shall mean Amendment No. 6 dated as of February 27, 2006 to the Agreements, as previously amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No 5.

“Bank Agreement” shall mean the Credit Agreement dated as of July 15, 2005.

“Banks” shall mean the parties to the Bank Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Obligors” is defined in the preamble of the Amendment No. 6 and shall include any other party that executes a joinder agreement pursuant to the Agreements.

“Revised Intercreditor Agreement” is defined in Section 1.2.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Sixth Amendment Closing Date” shall have the meaning set forth in Amendment No. 6.

“2006 Note Agreements” shall mean the separate Note Purchase Agreements dated as of February 27, 2006 between the Obligors and the 2006 Noteholders.

“2006 Noteholders” shall mean the parties set forth in Schedule A to the 2006 Purchase Agreements, and any Persons who succeeds to their respective benefits in accordance with the 2006 Note Agreements.

“2006 Notes” shall mean the Notes outstanding under the 2006 Note Agreements.

    Section 1.7.    Amendments to Section 9.2. Section 9.2 of the Existing Note Agreements shall be amended by adding the following between the second and third sentence of Section 9.2:

“Notwithstanding the foregoing, if such Note is surrendered for a new Note in connection with Section 5.18(a), such new Note shall be dated as of the date that the new Note is issued, but the form of Note shall be modified to provide that notwithstanding the date of the Note, interest will accrue from the date to which interest shall have been paid on the surrendered Note or from the date of the surrendered Note if no interest shall have been paid thereon.”

    Section 1.8.    Exhibit F of Amendment No. 4 of the Existing Note Agreements shall be amended by deleting the signature block for the Holders at the end thereof and by adding a form of reaffirmation by the existing Obligors as set forth below:

Each of the undersigned consents to the terms of this Joinder Agreement and reaffirms, ratifies and confirms (i) in all respects each and every obligation and covenant made by it in the Note Agreements executed by each of the undersigned in favor of the Holders and that the Note Agreements remain the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with their terms.

[List of existing Obligors]
By:
Name:
Its:

SECTION 2.	WARRANTIES AND REPRESENTATIONS.

The Obligors hereby represent and warrant that as of the date hereof and as of the date of execution and delivery of this Amendment No. 6, there are no Defaults or Events of Default under the Existing Note Agreements before and after giving effect to this Amendment No. 6 and the representations and warranties set forth in Annex A hereto are true and correct before and after giving effect to this Amendment No. 6.

SECTION 3.	CONDITIONS PRECEDENT.

This Amendment No. 6 to Note Agreements (“Amendment No. 6”) shall not become effective until, and shall become effective on, the Business Day when each of the following conditions shall have been satisfied (the “Sixth Amendment Closing Date”):

    Section 3.1.    Consent. The Obligors shall have obtained your written consent as evidenced by your signature at the foot of this Amendment No. 6.

    Section 3.2.    Payment of Fees and Expenses. The reasonable fees and disbursements of Chapman and Cutler, LLP your special counsel, relating to the preparation, execution and delivery of this Amendment No. 6 and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

    Section 3.3.    2006 Note Agreements. Each of the parties thereto shall have executed and delivered the 2006 Note Agreements in the form attached as Exhibit A, which 2006 Note Agreements shall be satisfactory to you in form and substance.

    Section 3.4.    Revised Intercreditor Agreement. Each of the parties thereto shall have executed and delivered the Revised Intercreditor Agreement in the form attached hereto as Exhibit B, which Revised Intercreditor Agreement will be satisfactory to you in scope and form.

    Section 3.5.    Representations and Warranties. The representations and warranties of each of the Obligors in this Amendment No. 6 shall be correct when made and at the time of the Closing.

    Section 3.6.    Proceedings and Documents. All corporate or limited liability company or limited partnership and other proceedings in connection with the transactions contemplated by this Amendment No. 6 and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 4.	MISCELLANEOUS PROVISIONS.

    Section 4.1.    Except as amended herein, all terms and provisions of the Existing Note Agreements and the Notes and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

    Section 4.2.    Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the Note Agreements without making specific reference to this Amendment No. 6, but nevertheless all such references shall be deemed to include this Amendment No. 6 unless the context shall otherwise require.

    Section 4.3.    This Amendment No. 6 and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

All covenants made by the Obligors herein shall survive the closing and the delivery of this Amendment No. 6.

    Section 4.4.    This Amendment No. 6 shall be governed by and construed in accordance with Nebraska law.

    Section 4.5.    The capitalized terms used in this Amendment No. 6 shall have the respective meanings specified in the Note Agreements unless otherwise herein defined, or the context hereof shall otherwise require.

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth. This Amendment No. 6 may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CABELA'S INCORPORATED
CABELA'S CATALOG, INC.
CABELA'S RETAIL, INC.
CABELA'S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA'S WHOLESALE, INC.
CABELA'S VENTURES, INC.
WILD WINGS, LLC
CABELA'S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA'S MARKETING AND BRAND MANAGEMENT, INC.
CABELA'S RETAIL LA, LLC
CABELA'S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA'S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA'S RETAIL MO, LLC

By:	/s/ Ralph W. Castner
Name: Ralph W. Castner
Title: Vice President, CFO, Secretary or Treasurer

CABELA'S RETAIL TX, L.P.

By:	Cabela's Retail GP, LLC
Its:	General Partner

By:	/s/ Ralph W. Castner
Name: Ralph W. Castner
Title: Secretary and Treasurer

Accepted as of the Sixth Amendment Closing Date.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Its Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Its Authorized Signer

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ Curtis R. Caldwell
Its Vice President

REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents and warrants to you as follows:

    1.    Corporate or Limited Liability Company Organization and Authority. Each Obligor

    (a)    is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; and

    (b)    has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

    2.    Amendment No. 6 is Legal and Authorized. (a) The compliance by each Obligor with all of the provisions of Amendment No. 6 and of the Note Agreements, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, and Amendment No. 5.

    (i)    is within the corporate or limited liability company powers of such Obligor; and

    (ii)    will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation, Articles of Organization, By-laws or Limited Liability Company Agreement of such Obligor or any indenture or other agreement or instrument to which such Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Obligor.

    (b)    The execution and delivery of Amendment No. 6 has been duly authorized by proper corporate or limited liability company action on the part of such Obligor (no action by the stockholders of such Obligor being required by law, by the Articles of Incorporation or By-laws of such Obligor or otherwise) and Amendment No. 6 has been executed and delivered by such Obligor and Amendment No. 6 and the Note Agreements, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, each constitute the legal, valid and binding obligation, contract and agreement of such Obligor enforceable in accordance with its terms.

    3.    No Defaults. After giving effect to Amendment No. 6, no Default or Event of Default has occurred and is continuing.

    4.    Governmental Consent. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental body, Federal or state, is necessary in connection with the execution and delivery of Amendment No. 6.

Annex A
(to Amendment No. 6)

    5.    No Conflicts. The execution, delivery and performance by such Obligor of Amendment No. 6 will not violate any provisions of any law or any order of any court or governmental agency or authority and will not conflict with or result in any breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any of the property of such Obligor pursuant to the provisions of the Articles of Incorporation or By-laws of such Obligor or any agreement or other instrument to which the Company is a party or by which such Obligor may be bound.

    6.    Each entity which is a borrower of guarantor under the Bank Agreement, 2002 Note Agreements or 2006 Note Agreements is an Obligor hereunder.

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